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CONSENT OF INDEPENDENT ACCOUNTANTS

              [LETTERHEAD OF COOPERS & LYBRAND, LLP]









      We consent to the incorporation by reference in this Registration Statement of Sobieski Bancorp, Inc. on Form S-8 of our report dated August 22, 1997, on our audits of the consolidated financial statements of Sobieski Bancorp, Inc. and subsidiary as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-KSB of Sobieski Bancorp, Inc. for its fiscal year ended June 30,1997.




/s/ COOPERS & LYBRAND, LLP


South Bend, Indiana
November 24, 1997